As filed with the Securities and Exchange Commission on July 25, 2017

Registration No. 333-111972

Registration Nos. 333-130181 – 130181-07

Registration Nos. 333-137773 – 137773-15

Registration Nos. 333-138215 – 138215-15

Registration No. 333-199443

Registration Nos. 333-207802 – 207802-12

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5 to

Form S-4 Registration Statement 333-111972

Post-Effective Amendment No. 2 to

Form S-4 Registration Statement 333-130181 – 130181-07

Post-Effective Amendment No. 1 to

Form S-4 Registration Statement 333-137773 – 137773-15

Post-Effective Amendment No. 2 to

Form S-4 Registration Statement 333-138215 – 138215-15

Post-Effective Amendment No. 3 to

Form S-4 Registration Statement 333-199443

Post-Effective Amendment No. 1 to

Form S-4 Registration Statement 333-207802 – 207802-12

FORM S-4

Registration Statement

Under

The Securities Act of 1933

REYNOLDS AMERICAN INC.

(Exact name of registrant as specified in its charter)

North Carolina	2111	20-0546644
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(336)741-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

McDara P. Folan, III, Esq.

Senior Vice President, Deputy General Counsel and Secretary

Reynolds American Inc.

401 North Main Street

Winston-Salem, North Carolina 27101

(336) 741-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David M. Eaton, Esq.

Kilpatrick Townsend & Stockton, LLP

Suite 2800, 1100 Peachtree Street

Atlanta, Georgia 30309-4528

(404) 815-6500

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to these registration statements.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
American Snuff Company, LLC	Delaware	2111	62-1691028	5106 Tradeport Drive Memphis, TN 38141 (901) 761-2050

Conwood Holdings, Inc.	Delaware	2111	20-4771396	401 North Main Street Winston-Salem, NC 27101 (336) 741-2000

Lorillard Licensing Company LLC	North Carolina	2111	56-2169594	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

Reynolds Finance Company	Delaware	2111	51-0380116	Farmers Bank Building Suite 1402 301 N. Market Street Wilmington, DE 19801 (302) 425-3550

Reynolds Innovations Inc.	North Carolina	2111	56-1972826	401 North Main Street Winston-Salem, NC 27101 (336) 741-5700

R. J. Reynolds Global Products, Inc.	Delaware	2111	04-3625474	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

R. J. Reynolds Tobacco Co.	Delaware	2111	66-0285918	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R. J. Reynolds Tobacco Company	North Carolina	2111	73-1695305	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R.J. Reynolds Tobacco Holdings, Inc.	Delaware	2111	56-0950247	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

RAI Services Company	North Carolina	2111	38-3792301	401 North Main Street Winston Salem, NC 27101 (336) 741-4500

Rosswil LLC	Delaware	2111	36-4348321	813 Ridge Lake Boulevard Memphis, TN 38120 (901) 761-2000

Santa Fe Natural Tobacco Company, Inc.	New Mexico	2111	85-0394268	One Plaza La Prensa Santa Fe, NM 87507 (505) 982-4257

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements filed by Reynolds American Inc., a North Carolina corporation (the “Company”) and the additional registrants set forth in the “Table of Additional Registrants” above (together, the “Registrants”) on Form S-4 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-4 (No. 333-111972), which was filed with the SEC on January 16, 2004 and amended on March 8, 2004, April 23, 2004, May 18, 2004 and June 23, 2004;

•	Registration Statement on Form S-4 (Nos. 333-130181 through 333-130181-07), which was filed with the SEC on December 7, 2005 and amended on January 6, 2006;

•	Registration Statement on Form S-4 (Nos. 333-137773 through 333-137773-15), which was filed with the SEC on October 3, 2006;

•	Registration Statement on Form S-4 (Nos. 333-138215 through 333-138215-15), which was filed with the SEC on October 25, 2006 and amended on November 3, 2006;

•	Registration Statement on Form S-4 (No. 333-199443), which was filed with the SEC on October 17, 2014 and amended on November 24, 2014 and December 12, 2014; and

•	Registration Statement on Form S-4 (Nos. 333-207802 through 207802-12), which was filed with the SEC on November 4, 2015.

On July 25, 2017, pursuant to that certain Agreement and Plan of Merger, dated as of January 16, 2017, as amended on June 8, 2017, by and among British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales (“Parent”), BATUS Holdings Inc., a Delaware corporation and wholly owned subsidiary of BAT, Flight Acquisition Corporation, a North Carolina corporation and wholly owned subsidiary of BAT (“Merger Sub”) and the Company, Merger Sub merged with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

In connection with the completion of the Merger, the Registrants have terminated all offerings of the Registrants’ securities pursuant to their existing registration statements, including the Registration Statements. In accordance with the undertakings made by the Registrants in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which remain unsold at the termination of the offerings, the Registrants hereby remove from registration all such securities of the Registrants registered but unsold under the Registration Statements, if any, as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the above-referenced Registration Statements and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Winston-Salem, North Carolina, on this 25th day of July, 2017.

REYNOLDS AMERICAN INC.

AMERICAN SNUFF COMPANY, LLC[1]

CONWOOD HOLDINGS, INC.

LORILLARD LICENSING COMPANY LLC

REYNOLDS FINANCE COMPANY[2]

REYNOLDS INNOVATIONS INC.[3]

R. J. REYNOLDS GLOBAL PRODUCTS, INC.

R. J. REYNOLDS TOBACCO CO.

R. J. REYNOLDS TOBACCO COMPANY[4]

R. J. REYNOLDS TOBACCO HOLDINGS, INC.

RAI SERVICES COMPANY

ROSSWIL LLC

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:	/s/ McDara P. Folan, III
McDara P. Folan, III (pursuant to Rule 478 under the Securities Act)

[1]	Formerly known as Conwood Company, LLC and Conwood Company, L.P.; successor to Conwood Sales Co., L.P. and Scott Tobacco LLC.
[2]	Formerly known as FHS, Inc.
[3]	Formerly known as GMB, Inc.
[4]	Successor to RJR Acquisition Corp. and RJR Packaging, LLC.